UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 20, 2020
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Treasurer

On July 9, 2020, effective as of June 5, 2020, the board of directors of Tecogen Inc. ("Company") appointed Mr. Benjamin M. Locke as Principal Financial Officer and Treasurer of the Company in addition to his role as Chief Executive Officer and a director of the Company.

Executive Officer Stock Option Grants

On July 9, 2020, the compensation committee of the board of directors:

•
recommended that, pursuant to the Company’s 2006 Stock Incentive Plan, as amended (“Stock Incentive Plan”), the board of directors approve the grant to Mr. Locke of non-qualified performance stock options to acquire up to 300,000 shares of the Company's common stock. The foregoing option grant to Mr. Locke was approved by the board of directors on July 15, 2020. Each option is exercisable at a price of $0.74 per share and for a term of 10 years following the date of grant.

•
approved the grant, pursuant to the Stock Incentive Plan, to each of Robert A. Panora, President and COO of the Company, and John K. Whiting, IV, General Counsel and Secretary of the Company, of non-qualified performance stock options to acquire up to 200,000 shares of the Company's common stock, each option exercisable at a price of $0.71 per share and for a term of 10 years following the date of grant. The options vest and become exercisable as to 50% of the options upon achievement of two consecutive quarters of a positive Adjusted EBITDA goal, and as to 50% of the options upon the achievement of four consecutive quarters of a positive Adjusted EBITDA goal.

The option grants to Messrs. Locke, Panora, and Whiting described above vest and become exercisable as to 50% of the options upon achievement of two consecutive quarters of a positive Adjusted EBITDA goal, and as to 50% of the options upon the achievement of four consecutive quarters of a positive Adjusted EBITDA goal.

Executive Officer Target Bonus Plan

On July 9, 2020, the compensation committee recommended to the board of directors that it approve a target bonus of up to $50,000 for Mr. Locke if both corporate and individual performance goals are achieved, and approved target bonuses of up to $35,000 for each of Messrs, Panora and Whiting if both corporate and individual goals are achieved. The recommended bonus for Mr. Locke was approved by the board of directors as of July 15, 2020. In each case, the corporate performance goal for vesting of the first 50% of options consists of achieving one quarter of a positive Adjusted EBITDA goal, and the corporate performance goal for vesting of the second 50% of the options consists of achieving a positive Adjusted EBITDA goal in the following quarter.

Adoption of Change in Control Severance Benefit Plan

On July 9, 2020, the compensation committee of the board of directors of the Company adopted the Tecogen Inc. Change in Control Severance Benefit Plan ("Plan"). The Plan provides for up to 12 months of severance benefits for certain key management employees of the Company who are selected as plan participants by the plan administrator and who have executed a Change in Control Severance Benefit Plan Participation Notice.

Under the Plan, upon the occurrence of certain termination events following a change in control of the Company, executive participants would receive cash severance payments equal to 12 months’ salary and bonus payments, continuation of certain health benefits, the acceleration of bonus awards, and immediate vesting of outstanding unvested options (including performance options) to acquire common stock of the Company. The severance payments are required to paid in a single lump sum. The Plan has a term of three years and will automatically extend for successive additional one-year terms unless the Company provides written notice at least six months in advance of a then current term.

An executive will be entitled to severance under the Plan only if there has been a “Change in Control” of the Company and the termination of employment or service occurs during the period that is three months prior to and 18 months following a change in control of the Company. Also, a participant's employment with the Company must be terminated by a participant for “Good Reason” or be an “Involuntary Termination Without Cause” by the Company, as those terms are defined in the Plan. In order to be eligible to receive severance benefits under the Plan, an executive must comply with the terms of the Plan, including the release and non-revocation of claims in favor of the Company and certain confidentiality, non-compete, non-solicitation, and non-disparagement covenants during and following termination of employment. The Plan will be administered by the compensation committee of the board of directors (or by the full board of directors or such other committee as the board may designate).

The foregoing is qualified in its entirety by reference to the Tecogen Inc. Change in Control Severance Benefit Plan attached hereto as Exhibit 10.01.

On July 9, 2020, Robert A. Panora, President and Chief Operating Officer of the Company, and John K. Whiting, IV, General Counsel and Secretary of the Company, were each designated as participants in the Plan, and on July 20, effective as of July 15, 2020, Mr. Locke was identified as a participant in the plan. Messrs. Locke, Panora, and Whiting would be entitled to 12 months of severance benefits under the conditions set forth in the Plan.

Section 8 - Other Matters

Item 8.01 - Other Matters

Director Stock Option Grants

On July 9, 2020, pursuant to the Company’s 2006 Stock Incentive Plan, the compensation committee of the board of directors approved grants to each of the independent directors of the Company of non-statutory stock options granting to each the right to acquire up to 100,000 shares of the Company's common stock at an exercise price of $0.71 per share, vesting in equal annual installments on the first, second, third, and fourth anniversaries of the date of the grant.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.01	Tecogen Inc. Change in Control Severance Benefit Plan dated July 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Benjamin Locke
July 20, 2020	Benjamin Locke, Chief Executive Officer